Dohan and Company                                  7700 North Kendall Drive, 200
Certified Public Accountants                       Miami, Florida     33156-7564
A Professional Association                         Telephone      (305) 274-1366
                                                   Facsimile      (305) 274-1368
                                                   E-mail         info@uscpa.com
                                                   Internet        www.uscpa.com








                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2, Amendment No. 3, for Quorum Ventures, Inc. of our report dated November 23, 2004, relating to financial statements for the period from inception (February 2, 2004) to August 31, 2004..



                                          /s/ Dohan and Company, P.A., CPA's

January 13, 2006




Member:
Florida Institute of Certified Public Accountants
American Institure of Certified Public Accountants
Private Companies and SEC Practice Sections
CPA -- The CPA. Never Underestimate The Value.

National and worldwide associations through AGI Accounting Group International